10.28.1

AMENDMENT NO. 6 TO
PLEDGE AND SECURITY AGREEMENT
This Amendment No. 6 to Pledge and Security Agreement (“Amendment”) executed as of March 23, 2015 by Upland Software, Inc., a Delaware corporation f/k/a Silverback Enterprise Group, Inc. (“Grantor”) and Comerica Bank (“Bank”).
Recitals
A.    Grantor executed a Pledge and Security Agreement dated as of February 10, 2012 in favor of Bank (as may have been amended, restated, supplemented or replaced from time to time, the “Pledge and Security Agreement”).
B.    Debtor and Bank desire to amend the Pledge and Security Agreement as set forth below.
The parties agree as follows:
1.Subsection (iii) of the definition of “Permitted Indebtedness” in Section 1 of the Pledge and Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Indebtedness of Grantor, Upland Software I, Inc., a Delaware corporation f/k/a PowerSteering Software, Inc., Upland Software II, Inc., a Delaware corporation f/k/a Tenrox, Inc., Upland Software III, LLC, a Delaware limited liability company f/k/a LMR Solutions, LLC, Upland Software IV, Inc., a Nebraska corporation f/k/a FileBound Solutions, Inc., Upland Software V, Inc., a Delaware corporation f/k/a ComSci, Inc., Upland Software VI, Inc., a New Jersey limited liability company f/k/a ComSci, LLC, Upland Software VII, Inc., a Delaware corporation f/k/a Clickability, Inc. Upland Software Inc., a Canadian corporation f/k/a Tenrox Inc., Upland IX, LLC, a Delaware limited liability company, and Solution Q Inc., a corporation existing under the laws of Ontario (collectively, the ‘Loan Parties’, and each individually a ‘Loan Party’), or any of them, individually or in the aggregate, in an amount not to exceed Four Million Dollars ($4,000,000.00) in any fiscal year secured by a lien described in clause (iii) of the defined term ‘Permitted Liens’, provided such Indebtedness does not exceed the lesser of the cost or fair market value of the equipment financed with such Indebtedness;”
2.    Subsection (iii) of the definition of “Permitted Liens” in Section 1 of the Security Agreement is amended and restated to read in its entirety as follows:
“(iii)    Liens securing obligations of Loan Parties, or any of them, individually or in the aggregate, not to exceed Four Million Dollars ($4,000,000.00) (i) upon or in any Equipment acquired or held by a Loan Party or any of its Subsidiaries to secure the purchase price of such Equipment or indebtedness incurred solely for the purpose of financing the acquisition or lease of such Equipment, or (ii) existing on such Equipment at the time of its acquisition, provided that the lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such Equipment.”

3.    The following sentence is added to the end of Section 4(n) of the Security Agreement:
“Notwithstanding the foregoing (i) Grantor and the other Loan Parties may maintain accounts outside of Bank and Bank's affiliates not subject to a control agreement, provided that the aggregate balance of all such accounts of Borrower and the Loan Parties does not exceed Seven Hundred Fifty Thousand Dollars ($750,000) at any time, (ii) Upland IX, LLC, a Delaware limited liability company, and Solution Q Inc., a corporation existing under the laws of Ontario, may maintain accounts outside of Bank and Bank's affiliates not subject to a control agreement until the date that is ninety (90) days after March __, 2015 and (iii) Upland Canada and Solution may maintain accounts at Royal Bank of Canada (‘RBC’) not subject to a control agreement provided that Bank receives a control agreement satisfactory to it and has a perfected first priority Lien on all such RBC accounts before the date that is ninety (90) days after March ___, 2015.”

4.    Except as expressly modified hereby, all of the terms and conditions of the Pledge and Security Agreement remain in full force and effect.
5.    This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Remainder of Page Intentionally Left Blank]

10.28.1

IN WITNESS WHEREOF, the parties execute this Amendment as of the date set forth above.

UPLAND SOFTWARE INC.

By:    /s/ John T. McDonald

Its:    Chief Executive Officer

COMERICA BANK

By:    /s/ Amy Malnar

Its:    Vice President

[Signature Page to Amendment No. 6 to Pledge and Security Agreement]